EXHIBIT 23.4

Consent of GLJ Petroleum Consultants Ltd.,
Independent Petroleum Engineering Consultants

Canadian Natural Resources Limited
2100, 855 - 2nd Street SW
CALGARY AB  T2P 4J8

Re:	Consent of Independent Petroleum Consultants

To Whom It May Concern:

We consent to the use of our report with respect to the reserves data of Canadian Natural Resources Limited included and incorporated by reference in its

(i)  Annual Report on Form 40-F for the year ended December 31, 2015; and,

(ii)  Registration Statement on Form F-10 (File No. 333-207578), filed with the Securities and Exchange Commission.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

“Originally Signed By”

Tim R. Freeborn, P. Eng.
Vice President

Calgary, Alberta
March 24, 2016

4100, 400  –  3rd Ave SW Calgary, AB, Canada  T2P 4H2  ·  tel 403 266-9500  ·  gljpc.com